UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 6, 2017

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	____333-208293_______	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification) No.

445 NE 12th Ave. Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-205-4751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2017, Canbiola, Inc. (the “Company”) and Boomerang Health Partners, Inc. (“Boomerang”) entered into a Consulting Agreement (the “Boomerang Agreement”). Pursuant to the Boomerang Agreement, Boomerang will provide strategic planning and marketing services, from a medical standpoint, to the Company. The term of the Boomerang Agreement began on August 25, 2017 and will end on August 25, 2018, unless earlier terminated pursuant to section 7 of the Boomerang Agreement. As compensation for its services, Boomerang shall receive 1,000,000 restricted shares of common stock, of which (i) 250,000 vested on August 25, 2017, (ii) 250,000 shall vest on November 25, 2017, (iii) 250,000 shall vest on February 25, 2018, and (iv) 250,000 shall vest on May 25, 2018.

On September 5, 2017, the Company and Rep Solutions Inc. (“Rep Solutions”) entered into a Consulting Agreement (the “Rep Solutions Agreement”). Pursuant to the Rep Solutions Agreement, Rep Solutions will provide consulting services relating to management, strategic planning and marketing in connection with the Company’s business. The term of the Rep Solutions Agreement began on September 5, 2017 and will end on September 5, 2018, unless earlier terminated pursuant to section 7 of the Rep Solutions Agreement. As compensation for its services, Rep Solutions shall receive 1,000,000 restricted shares of common stock, of which (i) 250,000 vested on September 5, 2017, (ii) 250,000 shall vest on Dec 5, 2017, (iii) 250,000 shall vest on Mar 5, 2018, and (iv) 250,000 shall vest on April 5, 2018.

The Company and T8 Partners Inc. (“T8 Partners”) entered into a Consulting Agreement (the “T8 Partners Agreement”) on September 6, 2017. Pursuant to the T8 Partners Agreement, T8 Partners will provide strategic planning and marketing services to the Company. The term of the T8 Partners Agreement began on September 6, 2017 and will end on September 6, 2018, unless earlier terminated pursuant to section 7 of the T8 Partners Agreement. As compensation for its services, T8 Partners shall receive 10,000,000 restricted shares of common stock, of which (i) 2,500,000 vested on September 6, 2017, (ii) 2,500,000 shall vest on Dec 6, 2017, (iii) 2,500,000 shall vest on Mar 6, 2018, and (iv) 2,500,000 shall vest on Jun 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: September 6, 2017	By:	___/s/ Marco Alfonsi________ Marco Alfonsi, CEO

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